As filed with the Securities and Exchange
                  Commission on October 8, 1996

                                    Registration No. 333-____


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ______________________

                              FORM S-8
                        REGISTRATION STATEMENT
                               UNDER
                      THE SECURITIES ACT OF 1933
                        ______________________

                      DOLE FOOD COMPANY, INC.
   (Exact name of registrant as specified in its charter)
                        ______________________
    Hawaii                                99-0035300
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)          Identification No.)

                    31365 Oak Crest Drive,
              Westlake Village, California 91361
                       (818) 879-6600
      (Address, including zip code, and telephone number,
           including area code, of registrant's principal
                      executive offices)

      Dole Food Company, Inc. Amended and Restated 1991
                   Stock Option and Award Plan
                    (Full title of the plan)
                         _______________

                     J. Brett Tibbitts, Esq.
          Vice President - Corporate General Counsel
                     Dole Food Company, Inc.
                     31365 Oak Crest Drive
            Westlake Village, California  91361
                        (818) 879-6600
     (Name, address, including zip code, and telephone
     number, including area code, of agent for service)
                          _______________

                          Copy to:
                     Diana L. Walker, Esq.
                     O'Melveny & Myers LLP
              400 South Hope Street, Suite 1500
                Los Angeles, California  90071
                          _______________

                CALCULATION OF REGISTRATION FEE

[CAPTION]

                                   Proposed         Proposed
Title of            Amount         Maximum          Maximum           Amount of
Securities to       to be          Offering Price   Aggregate         Registration
be Registered       Registered     Per Share        Offering Price    Fee

Common Stock,       2,500,000      $40.813<1>       $102,032,500<1>   $35,184.00<1>
no par value        shares

<1>    This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<2>    Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on October 4, 1996 as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal.

<3>    The Exhibit Index included in this Registration Statement is at page 6.


                           PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

              The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                           PART II



Item 3.  Incorporation of Certain Documents by Reference

        The following document of Dole Food Company, Inc.
(the "Company") filed with the Securities and Exchange
Commission is incorporated herein by reference:

           (a)    Registration Statement No. 33-42152 on
       Form S-8 as filed on August 9, 1991 relating to the Company's 1991 Stock Option and Award Plan.


Item 8.  Exhibits

              See the attached Exhibit Index.

                                SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on behalf of the undersigned, on this 25th day of September, 1996.

                           DOLE FOOD COMPANY, INC.



                           By:    /s/ David H. Murdock
                                  -----------------------------
                                  David H. Murdock

                           Its: Chairman of the Board
                                and Chief Executive Officer


              Pursuant to the requirements of the Securities
Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                Title                              Date

/s/ David H. Murdock     Chairman of the Board, Chief       September 25, 1996
David H. Murdock         Executive Officer and Director
                         (Director and Principal Executive
                         Officer)

/s/ David A. Delorenzo   President, Chief Operating Officer September 25, 1996
David A. DeLorenzo       and Director (Director)

/s/ Michael S. Karsner   Senior Vice President and Chief    September 25, 1996
Michael S. Karsner       Financial Officer (Principal
                         Financial Officer)

/s/ Patricia A. McKay    Vice President- Finance and        September 25, 1996
Patricia A. McKay        Controller (Principal
                         Accounting Officer)

/s/ Elaine L. Chao       Director                           September 25, 1996
Elaine L. Chao

/s/ Mike Curb           Director                            September 25, 1996
Mike Curb

/s/ Richard M. Ferry    Director                            September 25, 1996
Richard M. Ferry

/s/ James F. Gary       Director                            September 25, 1996
James F. Gary

/s/ Zoltan Merszei     Director                             September 25, 1996
Zoltan Merszei




                         EXHIBIT INDEX



Exhibit                                      Sequentially
Number    Description                        Numbered Page

4.1       Dole Food Company, Inc. Amended          7
          and Restated 1991 Stock Option
          and Award Plan.

5.0       Opinion of Goodsill Anderson Quinn       34
          & Stifel (opinion re legality).

23.1      Consent of Independent Public            35
          Accountants.

23.2     Consent of Counsel (included in
         Exhibit 5).